Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended June 30, 2026 and Declaration of Distributions on Common Stock for the Months Ending October 31, November 30, and December 31, 2026.

GREENWICH, CT – 7/31/2026 – Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQG) (NasdaqGS: OXSQH) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended June 30, 2026.

•	On July 29, 2026, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
October 31, 2026	October 16, 2026	October 30, 2026	$0.035
November 30, 2026	November 16, 2026	November 30, 2026	$0.035
December 31, 2026	December 17, 2026	December 31, 2026	$0.035

•	Net asset value (“NAV”) per share as of June 30, 2026 stood at $1.29, compared with a NAV per share on March 31, 2026 of $1.32.

•	Net investment income (“NII”) was approximately $5.1 million, or $0.05 per share, for the quarter ended June 30, 2026, compared with approximately $4.1 million, or $0.05 per share, for the quarter ended March 31, 2026.

•	Total investment income for the quarter ended June 30, 2026 amounted to approximately $9.4 million, compared with approximately $8.9 million for the quarter ended March 31, 2026.

○	For the quarter ended June 30, 2026 we recorded investment income from our portfolio as follows:

▪	$5.4 million from our debt investments;

▪	$3.5 million from our CLO equity investments; and

▪	$0.5 million from other income.

•	Our total expenses for the quarter ended June 30, 2026 were approximately $4.3 million, compared with total expenses of approximately $4.8 million for the quarter ended March 31, 2026.

•	As of June 30, 2026, the following metrics applied (note that none of these metrics represented a total return to shareholders):

○	The weighted average yield of our debt investments was 14.9% at current cost, compared with 14.7% as of March 31, 2026;

○	The weighted average effective yield of our CLO equity investments at current cost was 8.1%, compared with 7.3% as of March 31, 2026;

○	The weighted average cash distribution yield of our cash income producing senior secured note investments at current cost was 8.0%, compared with 8.0% as of March 31, 2026; and

○	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 12.4%, compared with 13.6% as of March 31, 2026.

•	For the quarter ended June 30, 2026, we recorded a net increase in net assets resulting from operations of approximately $4.0 million, consisting of:
○	NII of approximately $5.1 million;
○	Net realized losses of approximately $5.2 million; and
○	Net unrealized appreciation of approximately $4.1 million.

•	During the second quarter of 2026, our investment activity consisted of purchases of approximately $19.9 million and repayments of approximately $0.5 million. No sales were made during the quarter.

•	Our weighted average credit rating was 2.1 based on total fair value and 2.2 based on total principal amount as of June 30, 2026, compared with a weighted average credit rating of 2.2 based on total fair value and 2.4 based on total principal amount as of March 31, 2026.

•	As of June 30, 2026, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $6.9 million.

•	For the quarter ended June 30, 2026, we issued a total of approximately 11.3 million shares of common stock pursuant to an “at-the-market” offering. After deducting the sales agent’s commissions and offering expenses, this resulted in net proceeds of approximately $17.8 million. As of June 30, 2026, we had approximately 105.1 million shares of common stock outstanding.

We will hold a conference call to discuss second quarter results today, Friday, July 31st, 2026 at 9:00 AM ET. The toll-free dial-in number is 1-800-715-9871, access code number 8149397. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-800-770-2030. The replay pass-code is 8149397#.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $386,379,336 and $390,403,599, respectively)	$252,842,694	$251,731,345
Cash equivalents (cost of $32,770,267 and $51,236,068, respectively)	32,770,267	51,236,068
Cash	1,837,775	698,579
Interest and distributions receivable	1,933,335	2,002,161
Other assets	1,220,982	1,070,958
Total assets	$290,605,053	$306,739,111
LIABILITIES
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $804,888 and $996,075 respectively	$79,695,112	$79,503,925
Notes payable – 7.75% Unsecured Notes, net of deferred issuance costs of $2,338,027 and $2,621,662 respectively	72,411,973	72,128,338
Accrued interest payable	1,703,438	1,703,438
Base Fee and Net Investment Income Incentive Fee payable to affiliate	961,643	1,036,058
Accrued expenses	804,942	1,017,581
Securities purchased not settled	—	5,944,969
Total liabilities	155,577,108	161,334,309

NET ASSETS
Common stock, $0.01 par value, 300,000,000 shares authorized; 105,058,242 and 86,060,964 shares issued and outstanding, respectively	1,050,583	860,610
Capital in excess of par value	553,787,659	523,040,484
Total distributable earnings/(accumulated losses)	(419,810,297)	(378,496,292)
Total net assets	135,027,945	145,404,802
Total liabilities and net assets	$290,605,053	$306,739,111
Net asset value per common share	$1.29	$1.69

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments(1)	$4,535,789	$4,228,193	$8,854,539	$9,054,597
Interest income – debt investments – payment-in-kind (“PIK”)(1)	896,600	857,257	1,683,522	1,565,608
Income from securitization vehicles and investments	3,508,746	3,855,072	6,732,944	7,811,125
Other income	460,958	581,659	1,073,766	1,251,901
Total investment income from non-affiliated/non-control investments	9,402,093	9,522,181	18,344,771	19,683,231
Total investment income	9,402,093	9,522,181	18,344,771	19,683,231
EXPENSES
Interest expense	2,793,880	1,929,045	5,585,135	3,888,332
Base Fee	961,643	1,036,312	1,952,274	2,095,097
Professional fees	441,487	444,251	788,114	767,703
Compensation expense	232,163	228,296	479,093	467,873
General and administrative	358,743	360,127	671,409	715,386
Excise tax	(523,888)	24,585	(419,110)	145,401
Total expenses before incentive fees	4,264,028	4,022,616	9,056,915	8,079,792
Net Investment Income Incentive Fees	—	—	—	—
Total incentive fees	—	—	—	—
Total expenses	4,264,028	4,022,616	9,056,915	8,079,792
Net investment income	5,138,065	5,499,565	9,287,856	11,603,439
NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) AND NET REALIZED LOSSES ON INVESTMENT TRANSACTIONS
Net change in unrealized appreciation/(depreciation) on investments:
Non-Affiliate/non-control investments	4,071,759	1,253,135	5,135,612	(813,761)
Total net change in unrealized appreciation/(depreciation) on investments	4,071,759	1,253,135	5,135,612	(813,761)
Net realized losses:
Non-affiliated/non-control investments	(5,216,274)	(2,321,562)	(35,954,739)	(14,480,057)
Extinguishment of debt	—	(45,781)	—	(45,781)
Total net realized losses	(5,216,274)	(2,367,343)	(35,954,739)	(14,525,838)
Net change in unrealized and realized losses	(1,144,515)	(1,114,208)	(30,819,127)	(15,339,599)
Net increase/(decrease) in net assets resulting from operations	$3,993,550	$4,385,357	$(21,531,271)	$(3,736,160)
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.05	$0.08	$0.10	$0.16
Net increase/(decrease) in net assets resulting from operations per common share (Basic and Diluted):	$0.04	$0.06	$(0.23)	$(0.05)
Weighted average shares of common stock outstanding (Basic and Diluted):	99,273,482	73,243,091	93,806,171	71,622,922
Distributions per share	$0.105	$0.105	$0.210	$0.210

(1)	Change in prior period was made to conform to the current period presentation.

FINANCIAL HIGHLIGHTS (Unaudited)

Financial highlights for the three and six months ended June 30, 2026 and 2025, respectively, are as follows:

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Per Share Data
Net asset value at beginning of period	$1.32	$2.09	$1.69	$2.30
Net investment income(1)	0.05	0.08	0.10	0.16
Net realized and unrealized (losses)/gains(2)	—	(0.02)	(0.32)	(0.21)
Net (decrease)/increase in net asset value from operations	0.05	0.06	(0.22)	(0.05)
Distributions per share from net investment income(3)	(0.11)	(0.11)	(0.21)	(0.21)
Tax return of capital distributions(3)	—	—	—	—
Total distributions	(0.11)	(0.11)	(0.21)	(0.21)
Effect of shares issued	0.03	0.02	0.03	0.02
Net asset value at end of period	$1.29	$2.06	$1.29	$2.06
Per share market value at beginning of period	$1.77	$2.61	$1.76	$2.44
Per share market value at end of period	$1.32	$2.23	$1.32	$2.23
Total return based on Market Value(4)	(19.75)%	(10.49)%	(14.23)%	(0.30)%
Total return based on Net Asset Value(5)	5.68%	3.59%	(11.24)%	(1.30)%
Shares outstanding at end of period	105,058,242	76,236,738	105,058,242	76,236,738

Ratios/Supplemental Data
Net assets at end of period (000’s)	$135,028	$157,423	$135,028	$157,423
Average net assets (000’s)	$129,465	$152,126	$130,642	$152,806
Ratio of expenses to average net assets(6)	14.39%	10.78%	14.19%	10.62%
Ratio of expenses, excluding interest expense, to average net assets(6)	5.76%	5.70%	5.64%	5.53%
Ratio of net investment income to average net assets(6)	14.66%	14.26%	13.90%	15.15%
Portfolio turnover rate(7)	0.19%	—%	0.35%	6.40%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes. For each of the three-month periods ended June 30, 2026 and 2025, distributions were $0.105 per share and are presented as $0.11 per share due to rounding.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized and adjusted for one-time excise tax reversals in the current quarter.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date investment sales and debt repayments or year-to-date investment purchases over the average of the total investments at fair value.

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and, to a lesser extent, debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280